Exhibit 17(c)

FRANKLIN BSP
CAPITAL CORP.

FRANKLIN BSP CAPITAL CORPORATION
9 WEST 57TH STREET, SUITE 4920
NEW YORK, NY 10019

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com/FBCC or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FBCC2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24555-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANKLIN BSP CAPITAL CORPORATION

The Board of Directors recommends that the stockholders vote "FOR" the following proposal:

	For	Against	Abstain
1. To approve an amended and restated investment advisory agreement (the "New FBCC Advisory Agreement") between Franklin BSP Capital Corporation, a Delaware corporation, and Franklin BSP Capital Adviser L.L.C., a Delaware limited liability company, on the terms described in the accompanying proxy statement.	☐	☐	☐

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com/FBCC.

V24556-TBD

FRANKLIN BSP CAPITAL CORPORATION
Special Meeting of Stockholders
[TBD], 2023 [TBD] Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Franklin BSP Capital Corporation (the "Company"), hereby appoints Richard J. Byrne and Nina Baryski, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company (the "Meeting") to be held virtually at www.virtualshareholdermeeting.com/FBCC2023SM on [TBD], 2023, commencing at [TBD] Eastern Time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Special Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his/her discretion on such matters as may properly come before the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Proxy Statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified, it will be voted FOR Proposal 1 and in the discretion of the proxies with respect to any other matters that may properly come before the Meeting.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

Continued and to be signed on reverse side